                                                                  EXHIBIT 3.1(c)


                                STATE OF FLORIDA


                                     (LOGO)


                              DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Amendment, filed on January 24, 1997, to Articles of Incorporation for HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC., a Florida corporation, as shown by the records of this office.

In further certify the document was electronically received under FAX audit number H97000001424. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P93000073807.

                     Given under my hand and the
                     Great Seal of the State of Florida,
                     at Tallahassee, the Capital, this the
                     Twenty-seventh day of January, 1997

Authentication Code: 097A00003897-012797-P93000073807-1/1











    (SEAL)                                      /s/ Sandra B. Mortham
                                                -------------------------------
                                                        Sandra B. Mortham
CR2EO22 (1-95)                                         Secretary of State








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                             ARTICLES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:   The name of the corporation is Health & Nutrition Systems
International, Inc.

         SECOND: The following provision of the Articles of Incorporation of Health & Nutrition Systems International, Inc., a Florida Corporation, filed with the Secretary of State on October 25, 1993, as amended on December 22, 1994, is hereby further amended as follows:

         Article IV of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and is amended to read as follows:

                                  "ARTICLE IV
                                 CAPITAL STOCK

                  This Corporation is authorized to issue 30,000,000 shares of common stock, par value $.001 per share."

         THIRD:   The foregoing amendment of the Articles of Incorporation was adopted as of the 20th day of January, 1997, by written consent of all of the members of the Board of Directors and approved by written consent of the holders of a majority of the outstanding stock of the corporation as of the 20th day of January, 1997, and the number of votes was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation as of the 23rd day of January, 1997, and does hereby certify that the facts stated in these Articles of Amendment to the Articles of Incorporation are true and correct.

                           Health & Nutrition Systems International, Inc.


                           By: /s/ Tony Musso
                               ----------------------------------
                               Tony Musso, President